Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Quarterly Report of Gameplan, Inc. (the “Registrant”) on Form 10-Q-A2 for the quarter ending March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Robert Berry, Chief Executive Officer, and principal financial officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	January 20, 2010	By:	/s/Robert Berry
Robert Berry, Chief Executive Officer, principal financial officer and Director